UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

The Meet Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania		18938
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Introduction

On March 5, 2020, The Meet Group, Inc., a Delaware corporation (the “Company”), announced that it had entered into a definitive agreement, as more fully described under “Merger Agreement,” to be acquired by ProSiebenSat.1 Media SE’s (“ProSieben”) and General Atlantic Coöperatief U.A.’s (“General Atlantic”) joint company NCG NuCom Group SE, a European stock corporation (“NuCom”), through eHarmony Holding, Inc., a subsidiary of NuCom’s platform company Parship Group GmbH (such subsidiary, “Buyer”).

Merger Agreement

On March 5, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buyer, Holly Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Buyer (“Merger Sub”), and NuCom, solely for the purpose of guaranteeing Buyer’s obligations under the Merger Agreement as set forth therein.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof and in accordance with Section 251 of the General Corporation Law of the State of Delaware (“DGCL”), Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), and the Surviving Corporation shall become a wholly owned subsidiary of Buyer.

Subject to the provisions of the Merger Agreement, immediately prior the closing of the Merger, the parties shall file a Certificate of Merger with respect to the Merger as contemplated by Section 251 of the DGCL, together with any required related certificates, filings or recordings, with the Secretary of State of the State of Delaware, such Merger to become effective upon the filing of the Certificate of Merger or at such later date and time as the Company and Buyer may agree upon (the time when the Merger becomes effective, the “Effective Time”).

The board of directors of the Company (the “Board”) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

At the Effective Time, (i) all shares of common stock of the Company (“Company Common Stock”) that are owned, directly or indirectly, by Buyer, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor, (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share”) (other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under Delaware law) shall, at the Effective Time, be converted into the right to receive $6.30 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with the terms of the Merger Agreement, less any withholding, and (iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation. From and after the Effective Time, all Shares converted into the right to receive the Per Share Merger Consideration shall cease to be outstanding and shall automatically be cancelled and retired.

The Merger Agreement provides that, at the Effective Time, (i) each outstanding stock option to acquire shares of Company Common Stock (each, a “Company Stock Option”), whether or not then vested or exercisable, will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time, (ii) each outstanding share of restricted stock of the Company (each, a “Company RSA”) will fully vest and become free of restrictions or repurchase rights and the holder thereof shall then become entitled to receive a cash payment, without interest and less applicable tax withholding, equal to the Per Share Merger Consideration, and (iii) each outstanding restricted stock unit that is subject to performance-based vesting (each, a “Company PSU”) will be cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of units with respect to each Company PSU determined based on the achievement of the applicable performance goals through the date immediately preceding the Effective Time. Any Company Stock Option that has an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time without payment of any consideration.

The Merger Agreement contains representations, warranties and covenants by the parties customary for a transaction of this nature. Among other things, during the period between the execution of the Merger Agreement and the earlier of the consummation of the Merger or termination of the Merger Agreement, the Company has agreed to conduct its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed not to (i) solicit proposals relating to alternative competing transactions, (ii) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative competing transaction, (iii) approve or enter into any alternative competing transaction or any agreement providing for any such alternative competing transaction, or (iv) propose or agree, or authorize or permit any representative of the Company, to do any of the foregoing.

Notwithstanding the foregoing customary “no-shop” restrictions, under specified circumstances the Board may change its recommendation of the transaction or cause the Company to terminate the Merger Agreement prior to receipt of the Company Stockholder Approval (as defined in the Merger Agreement) to accept a Superior Proposal (as defined in the Merger Agreement), in either case upon a determination by the Board that the failure to take such action would be inconsistent with its fiduciary duties and upon payment of the Company termination fee described below. Under specified circumstances and subject to the provisions set forth in the Merger Agreement, the Board may also change its recommendation of the transaction prior to receipt of the Company Stockholder Approval in connection with an Intervening Event (as defined in the Merger Agreement) upon a determination by the Board that the failure to take such action would be inconsistent with its fiduciary duties.

Concurrently with the execution of the Merger Agreement, Buyer has delivered to the Company equity commitment letters (together, the “Equity Commitment Letters”) from each of (i) General Atlantic and (ii) ProSieben which, subject to the conditions contained in such Equity Commitment Letters, General Atlantic and ProSieben commit to $282,800,000.00 and $214,100,000.00, respectively, of equity financing to Buyer to enable it to consummate the Merger. The Equity Commitment Letters provide, and will continue to provide until such time as the Merger Agreement and/or the Equity Commitment Letter is terminated, that the Company is a third party beneficiary thereof as set forth therein.

As promptly as reasonably practicable after the execution of the Merger Agreement (and in any event no later than twenty (20) business days after the date of the Merger Agreement), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”), in preliminary form, relating to the Company Stockholders’ Meeting (as defined below), which shall include a statement to the effect that the Board has recommended that the holders of Company Common Stock vote in favor of adoption of the Merger Agreement at the Company Stockholders’ Meeting. The Company shall take all actions required under the DGCL and the certificate of incorporation and bylaws of the Company to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement (and in any event within forty-five (45) days of such mailing) for the purpose of obtaining approval of the stockholders of the Company (the “Company Stockholders’ Meeting”).

The consummation of the Merger is subject to certain closing conditions, including but not limited to (a) the adoption of the Merger Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, (b) the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act (HSR) shall have expired or been subject to early termination and approvals from the Bundeswettbewerbsbehörde (Austria’s Federal Competition Authority) and Bundeskartellamt (Germany’s Federal Cartel Office) shall have been granted or deemed to have been granted, (c) no law or governmental order prohibits, restrains, enjoins or makes illegal the consummation of the Merger or any of the transactions contemplated thereby, (d) review and clearance by the Committee on Foreign Investment in the United States (CFIUS) shall have been obtained and (e) the Merger Agreement shall not have been terminated.

The Merger Agreement also contains certain termination provisions for the Company and Buyer, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal. The Company will be required to pay Buyer a termination fee in cash equal to $18,631,945.00 if the Merger Agreement is terminated (a) by Buyer because (i) the Board changed its recommendation, or (ii) the Company breached its obligations with respect to solicitation of a Competing Company Transaction (as defined in the Merger Agreement), (b) by the Company to enter into a definitive agreement with respect to a Superior Proposal, or (c) (1) (A) by either the Company or Buyer because the Effective Time has not occurred nine months from the date of the signing of the Merger Agreement (which is subject to two extensions of three months each if necessary in connection with the attainment of antitrust approvals, provided that the second three month extension is only available to permit the parties to fulfill remedies required to attain any such antitrust approval) or if stockholders fail to approve the Merger at the Company Stockholders’ Meeting, or (B) by Buyer, because the Company breaches a covenant or agreement, (2) an alternative competing transaction was publicly announced or publicly known prior to such termination, and (3) within 12 months after such termination, the Company consummates an alternative competing transaction or enters into an agreement with respect to an alternative competing transaction.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The above description of the Merger Agreement and the Merger Agreement itself have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Buyer, Merger Sub or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company solely for the benefit of Buyer and Merger Sub and for purposes of the Merger Agreement. The assertions embodied in those representations and warranties are subject to limitations agreed upon by the contracting parties and are qualified by documents filed with, or furnished to, the SEC by the Company prior to the date of the Merger Agreement as well as information in a confidential disclosure letter that the Company has delivered to Buyer and Merger Sub in connection with signing the Merger Agreement as of a specific date. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and security holders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement and may be subject to standards of materiality that are different from what may be material to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations and warranties were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and information concerning the subject matter of representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement when filed not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports and statements it files with the SEC.

Amendment to Tax Benefits Preservation Plan

On March 5, 2020, in connection with the execution of the Merger Agreement, the Company and Action Stock Transfer Corporation (the “Rights Agent”) entered into Amendment No. 1 to Tax Benefits Preservation Plan (the “Amendment”) to that certain Tax Benefits Preservation Plan, dated as of October 4, 2019 (the “Tax Benefits Plan”), for the purpose of amending the Tax Benefits Plan to render it inapplicable to the Merger Agreement, the execution thereof, and the performance or consummation of the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Merger Agreement). In particular, the Amendment provides that (i) none of the approval, adoption, execution, delivery, and/or amendment of the Merger Agreement, the public announcement and/or public disclosure by any person of the Merger Agreement or any of the transactions contemplated thereby, including, without limitation, the Merger, or the performance and/or consummation of any of the transactions contemplated by the Merger Agreement, including, without limitation, the Merger, will result in (A) any of Buyer or the Merger Sub, or any of their respective Affiliates or Associates (as such terms are defined in the Tax Benefits Plan), either individually or together, being deemed to be an Acquiring Person (as defined in the Tax Benefits Plan) or Beneficial Owner (as defined in the Tax Benefits Plan) of the Company’s common stock or other securities, (B) the occurrence of a Triggering Event (as defined in the Tax Benefits Plan), (C) the occurrence of a Distribution Date (as defined in the Tax Benefits Plan), (D) the occurrence of a Stock Acquisition Date (as defined in the Tax Benefits Plan), or (E) the occurrence of a Section 11(a)(ii) Event (as defined in the Tax Benefits Plan), and (ii) if they have not previously expired, the Rights (as defined in the Tax Benefits Plan) will expire immediately prior to the Effective Time (as defined in the Merger Agreement), but only if the Effective Time shall occur.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of each of (i) the Tax Benefits Plan, which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on October 4, 2019 and is incorporated herein by reference, and (ii) the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under the “Amendment to Tax Benefits Preservation Plan” header under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In contemplation of entering into the Merger Agreement, and contingent upon entering into the Merger Agreement, the Compensation Committee of the Board (the “Committee”) approved full vesting acceleration of the Company RSAs to occur immediately prior to the consummation of the Contemplated Transactions.

The Committee also approved transaction bonus payments for certain senior level management employees, other than Geoff Cook, the Company’s Chief Executive Officer, which transaction bonuses shall be paid on the closing of the Contemplated Transactions, subject to continued employment at the time of payment. Each of the Company’s named executive officers other than Mr. Cook will receive a transaction bonus equal to 50% of the named executive officer’s base salary in effect at that time, subject to applicable withholding, if such employee remains employed with the Company until the date the transaction bonuses are paid.

In connection with the Contemplated Transactions and subject to their consummation, the Company and Mr. Cook entered into two amendments to his employment agreement and his Company PSU agreements. The employment agreement amendments provide that in the event Mr. Cook’s employment is terminated by the Company without cause or by Mr. Cook for good reason following the Contemplated Transactions, Mr. Cook will be subject to non-competition and non-solicitation covenants for 18 months following such termination. In the event Mr. Cook violates such covenants and does not cure any such violation, all severance payments under the employment agreement will cease and Mr. Cook will be required to repay any severance already paid to him. The Company PSU agreement amendment provides that during employment and in the event of any termination of employment within 12 months following the consummation of the Contemplated Transactions, Mr. Cook will be subject to non-competition and non-solicitation covenants for 18 months following such termination of employment. In the event Mr. Cook violates the covenants in the Company PSU agreement amendment and does not cure any such violation, any Company PSUs will be cancelled and Mr. Cook will be required to repay any shares of stock or cash received in settlement of any such Company PSUs. As consideration for Mr. Cook agreeing the foregoing restrictions, the Company will pay Mr. Cook an aggregate amount of $15,000, less applicable withholding.

In connection with the Contemplated Transactions and subject to their consummation, employment agreements between the Company and certain employees, including the named executive officers Mr. Cook, James Bugden, the Company’s Chief Financial Officer, and Michael Johnson, the Company’s Senior Vice President, Strategic Planning and Treasury, were amended to provide that good reason shall not include the fact of the Company’s equity ceasing to be publicly traded following the consummation of the Contemplated Transactions or any attendant changes to the employee’s duties or responsibilities solely and directly resulting from the Company ceasing to be a publicly-traded company. Additionally, the definition of good reason in Mr. Cook’s employment agreement was amended to provide that good reason shall not include the fact of Mr. Cook reporting to the board of an entity other than Buyer.

The foregoing descriptions of the form of transaction bonus agreement, the amendment to Mr. Cook’s Company PSU agreements, the amendments to Mr. Cook’s employment agreement, and the amendments to the employment agreements of Mr. Bugden and Mr. Johnson are each qualified in its entirety by reference to the full text of such amendment, which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On March 5, 2020, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 5, 2020, by and among The Meet Group, Inc., a Delaware corporation, eHarmony Holding, Inc., a Delaware corporation, Holly Merger Sub, Inc., a Delaware corporation and direct, wholly owned Subsidiary of Buyer and NCG NuCom Group SE, a European stock corporation. *

4.1	Amendment No. 1, dated as of March 5, 2020, to the Tax Benefits Preservation Plan, dated as of October 4, 2019, by and between The Meet Group, Inc. and Action Stock Transfer Corporation, as Rights Agent.

10.1	Form of Transaction Bonus Agreement.

10.2	Amendment to Employee Performance Share Award Agreements, effective as of the date immediately prior to the consummation of the Contemplated Transactions, amending the Employee Performance Share Award Agreements, dated as of April 9, 2018 and April 4, 2019, by and between The Meet Group, Inc. and Geoff Cook.

10.3	Amendment No. 4 to Employment Agreement, amending the Employment Agreement between The Meet Group, Inc. and Geoff Cook.

10.4	Fifth Amendment to Employment Agreement amending the Employment Agreement between The Meet Group, Inc. and Geoff Cook.

10.5	Amendment No. 1 to Employment Agreement, dated as of March 2, 2018, by and between The Meet Group, Inc. and James Bugden.

10.6	Amendment No. 1 to Employment Agreement, dated as of March 2, 2018, by and between The Meet Group, Inc. and Michael Johnson.

99.1	Press Release, dated March 5, 2020.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

Cautionary Statement

This document contains forward-looking statements, including statements regarding the proposed acquisition of the Company by Buyer. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction with Buyer and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote in favor of the merger; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all, including the required regulatory clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR), the Bundeswettbewerbsbehörde (Austria’s Federal Competition Authority) and Bundeskartellamt (Germany’s Federal Cartel Office) and from the Committee on Foreign Investment in the United States (CFIUS); the failure of Buyer to obtain or provide on a timely basis or at all the necessary financing as set forth in the Equity Commitment Letters delivered pursuant to the Merger Agreement; the occurrence of events that may give rise to a right of one or both of the Company and Buyer to terminate the merger agreement; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of Company Common Stock and/or on the Company’s business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction. In connection with the merger and with the solicitation of proxies for the special meeting of stockholders, The Meet Group, Inc. (the “Company”) intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement of the Company (the “Proxy Statement”), and the Company intends to file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive Proxy Statement will be sent to the Company’s stockholders. Investors and security holders will be able to obtain the Proxy Statement free of charge from the SEC’s website or from the Company. The documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at the Investor Relations section of http://ir.themeetgroup.com/CorporateProfile/ or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them from Investor Relations by mail at 100 Union Square Drive, New Hope, PA 18938, or by telephone at 215.862.1162. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

The Company, Buyer and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its proxy statement dated April 29, 2019, for its 2019 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company as indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date: March 5, 2020	By:	/s/ Geoff Cook
	Name:	Geoff Cook
	Title:	Chief Executive Officer